Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Prolink Holdings Corp.
410 South Benson Lane
Chandler, Arizona 85224
We hereby consent to the use in the Prospectus constituting a part of this SB-2 Registration Statement of our report dated April 13, 2007, relating to the consolidated financial statements of Prolink Holdings Corp. for the year ended December 31, 2006, which is contained in that Prospectus.
/s/ Semple, Marchal & Cooper, LLP
Semple, Marchal & Cooper, LLP
Phoenix, Arizona 85004
July 23, 2007